                                POWER OF ATTORNEY

     Each of the undersigned individuals (collectively, the "Reporting Persons")
hereby  authorizes  and  designates  such person or entity as is  designated  by
Pamela Strisofsky (the "Designated Filer") to prepare and file on behalf of such
Reporting Person individually, or jointly together with other reporting persons, any and all reports, notices, communications and other documents (including, but not limited to,  reports on Schedule 13D,  Schedule 13G, Form 3, Form 4 and Form
5) that such  Reporting  Person may be required  to file with the United  States
Securities  and Exchange  Commission  pursuant to the Securities Act of 1933, as amended (together with the implementing  regulations thereto, the "Act") and the
Securities  Exchange Act of 1934,  as amended  (together  with the  implementing regulations  thereto,  the "Exchange  Act")  (collectively,  the "Reports") with respect to each Reporting  Person's ownership of, or transactions in, securities of any entity whose securities are  beneficially  owned (directly or indirectly)
by such Reporting Person (collectively, the "Companies").

     Each  Reporting  Person hereby further  authorizes  and  designates  Pamela
Strisofsky  (the  "Authorized  Signatory") to execute and file on behalf of such
Reporting Person the Reports and to perform any and all other acts, which in the opinion of the  Designated  Filer or  Authorized  Signatory  may be necessary or incidental to the performance of the foregoing powers herein granted.

     The authority of the Designated  Filer and the Authorized  Signatory  under this Document with respect to each  Reporting  Person shall  continue until such
Reporting  Person is no longer  required to file any Reports with respect to the
Reporting  Person's  ownership  of, or  transactions  in, the  securities of the
Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated  Filer and the Authorized  Signatory are not assuming any of the Reporting Person's  responsibilities  to comply with the Act or the Exchange
Act.

February 12, 2007                       /s/ Robert E. Keith Jr.
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                                        Robert E. Keith Jr.

February 12, 2007                       /s/ Mark J. DeNino
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                                        Mark J. DeNino

February 12, 2007                       /s/ Christopher Moller, Ph.D.
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                                        Christopher Moller, Ph.D.

February 12, 2007                       /s/ Gary J. Anderson
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                                        Gary J. Anderson